 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2013

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-34242	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2013, the Company held its annual meeting of shareholders. At the annual meeting, four  matters were submitted to a vote of shareholders: (1) the election of two nominees to the Board of Directors of the Company for terms expiring in 2016; (2) an advisory (non-binding) "Say On Pay" resolution to approve executive officer compensation; (3) an advisory (non-binding) "Say When On Pay" resolution for shareholders to recommend the frequency at which the Company should conduct an advisory vote  to approve executive officer compensation,  and (4) the ratification of the selection of ParenteBeard LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013. The number of votes cast for, against, or withheld as to each such matter or nominee, as well as the number of abstentions as to each such matter or nominee, are set forth below.

Proposal 1 - Election of Directors

Nominee	FOR	ABSTAIN/WITHHOLD
Mildred C. Joyner	1,827,812	53,066
William S. Latoff	1,819,700	61,178

Proposal 2 – Advisory vote on executive compensation
FOR	AGAINST	ABSTAIN
1,712,643	73,116	95,119

Proposal 3-Advisory vote on frequency of holding an advisory vote on executive compensation

1 Year	2year	3 Year	ABSTAIN
1,662,265	78,807	96,863	42,943

Proposal 4 - Ratification of ParenteBeard, LLC as the registered public accounting firm for the fiscal year ending December 31, 2013

FOR	AGAINST	ABSTAIN
2,117,818	42,651	9,563

Item 9. 01. Financial Statements and Exhibits.

(c) Exhibits. None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

April 25, 2013	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President